Exhibit 15.1
The Board of Directors and Stockholders
AutoZone, Inc.
We are aware of the incorporation by reference in the following Registration Statements of AutoZone, Inc. and in the related Prospectuses of our report dated December 15, 2011, related to the unaudited condensed consolidated financial statements of AutoZone, Inc. that are included in its Quarterly Report on Form 10-Q for the quarter ended November 19, 2011:
Registration Statement (Form S-8 No. 333-19561) pertaining to the AutoZone, Inc. 1996 Stock Option Plan
Registration Statement (Form S-8 No. 333-42797) pertaining to the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan
Registration Statement (Form S-8 No. 333-48981) pertaining to the AutoZone, Inc. 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-48979) pertaining to the AutoZone, Inc. 1998 Director Compensation Plan
Registration Statement (Form S-8 No. 333-88245) pertaining to the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan
Registration Statement (Form S-8 No. 333-88243) pertaining to the AutoZone, Inc. Amended and Restated 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan
Registration Statement (Form S-8 No. 333-75142) pertaining to the AutoZone, Inc. Third Amended and Restated 1998 Director Stock Option Plan
Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan
Registration Statement (Form S-3 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders
Registration Statement (Form S-3 No. 333-100205) pertaining to a registration to sell $500 million of debt securities
Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Plan
Registration Statement (Form S-8 No. 333-103666) pertaining to the AutoZone, Inc. 2003 Director Stock Option Plan
Registration Statement (Form S-3 No. 333-107828) pertaining to a registration to sell $500 million of debt securities
Registration Statement (Form S-3 No. 333-118308) pertaining to the registration to sell $200 million of debt securities
Registration Statement (Form S-8 No. 333-139559) pertaining to the AutoZone, Inc. 2006 Stock Option Plan
Registration Statement (Form S-3 No. 333-152592) pertaining to a shelf registration to sell debt securities
Registration Statement (Form S-8 No. 333-171186) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan

/s/ Ernst & Young LLP
Memphis, Tennessee
December 15, 2011